UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

(Amendment No. __)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 7, 2021

CalEthos, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-50331	98-0371433
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11753 Willard Avenue Tustin, CA	92782
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 352-5315

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2021, in connection with the recent decision of the Board of Directors of CalEthos, Inc. (the “Company”) to establish the Company in the rapidly-growing bitcoin mining industry and to engage in the business of high-performance computer manufacturing, the Board of Directors of the Company appointed Steven M. Shum and Sean Fontenot to the Board of Directors of the Company to fill existing vacancies on the Board. Each of Mr. Shum and Mr. Fontenot will serve on the Board until the next annual meeting of stockholders of the Company at which directors are elected, at which time each is expected to stand for re-election. Biographical information regarding Messrs. Shum and Fontenot is set forth below:

Steven M. Shum - Mr. Shum, 51, has been Chief Executive Officer of INVO Bioscience (NASDAQ: INVO) since October 2019 and a member of the board of directors of INVO Bioscience since October 2017. Prior to INVO Bioscience, Mr. Shun served as Chief Financial Officer of Eastside Distilling (NASDAQ: EAST) from October 2015 to November 2019. Prior to joining Eastside, Mr. Shum was an employee and a member of the board of directors of XZERES Corp. (OTCQB:XPWR), a global renewable energy company, from October 2008 until April 2015, where he served in various officer roles, including Chief Operating Officer from September 2014 until April 2015, Chief Financial Officer, Principal Accounting Officer and Secretary from April 2010 until September 2014 (under former name, Cascade Wind Corp) and Chief Executive Officer and President from October 2008 to August 2010. Mr. Shum also serves as the managing principal of Core Fund Management, LP and the Fund Manager of Core Fund, LP. He was a founder of Revere Data LLC (now part of Factset Research Systems, Inc.) and served as its Executive Vice President for four years, heading up the product development efforts and contributing to operations, business development, and sales. He spent six years as an investment research analyst and portfolio manager of D.N.B. Capital Management, Inc. His previous employers include Red Chip Review and Laughlin Group of Companies. He earned a B.S. in Finance and a B.S. in General Management from Portland State University in 1992.

Sean Fontenot – Mr. Fontenot, 39, has spent 20 years as a self-employed IT and network specialist and in 2017 became an executive producer of independent films. Mr. Fontenot is a technology enthusiast and film producer that manages a 5013c foundation dedicated to (i) educating the public on the history of video, arcade, and computer gaming - including the technical aspects and the impact of games on society; (ii) fostering public interest in software development and gaming hardware to enable technological growth and inspire the next generation of developers, and (iii) developing public space for action sports’ recreation - including mentoring youths and building programs designed to help bridge the gender gap in various action sports categories as well as underserved community members.

There are no arrangements or understandings between Mr. Shum or Mr. Fontenot and any other person or persons pursuant to which Mr. Shum or Mr. Fontenot was selected as a director of the Company. There are no current or proposed transactions in which Mr. Shum or Mr. Fontenot, or any member of the immediate family of either of Mr. Shum or Mr. Fontenot, has an interest that is required to be disclosed under Item 404(a) of Regulation S-K promulgated by the Securities Exchange Commission (the “SEC”), except as follows.

On September 15, 2021, the Company accepted a Subscription Agreement (the “Subscription Agreement”) from Nanosha Investments LLC, a company controlled by Mr. Fontenot (“Nanosha Investments”), pursuant to which the Company sold to Nanosha Investments for a purchase price of $3,500,000 an OID Convertible Promissory Note in the principal amount of $3,850,000 (the “Note”) and Series A stock purchase warrant (the “Series A Warrant”) to purchase up to 1,540,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

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The Note was issued with 10% original issue discount ($350,000) but does not otherwise bear interest, and matures on August 31, 2022. During the first six (6) months following issuance of the Note (the “Restricted Period”), the Company is not permitted to prepay of all or any portion of the Note without the prior written consent of Nanosha Investments. Otherwise, the Company may prepay all or any portion of the Note at any time without penalty.

The outstanding principal amount of the Note may be converted at any time at the election of the holder into shares of Common Stock at an initial conversion price equal to $1.25 per share, subject to adjustment for stock splits, stock combinations and the like, and to an adjustment for future issuances of Common Stock, warrants or rights to purchase Common Stock or securities convertible into Common Stock for a consideration per share that is less than the then-applicable conversion price, subject to certain exceptions (as adjusted from time to time, the “Conversion Price”). The Note is subject to automatic conversion (i) on the effective date of registration of five million or more shares of Common Stock, including the shares of Common Stock underlying the Note and the Warrant, or (ii) on the date on which the closing price of the Common Stock on the OTC Markets is at least $3.00 per share for 60 consecutive days post registration.

The Series A Warrant is exercisable to purchase up to 1,540,000 shares of Common Stock for a purchase price of $1.87 per share, subject to adjustment, at any time on or prior to August 31, 2024. The Series A Warrant may be exercised at the option of the holder either by the payment of the exercise price in cash or on a “cashless” basis; provided, however, that if the Series A Warrant is exercised by the payment of the exercise price in cash, the holder will receive, in addition to the shares of Common Stock otherwise issuable upon exercise of the Series A Warrant, a three-year Series B Warrant to purchase a number of shares of Common Stock equal to the number of shares of Common Stock acquired upon the exercise in cash of the Series A Warrant at an exercise price equal to $1.87 per share, subject to certain adjustments.

Pursuant to the Subscription Agreement, the Company entered into a registration rights agreement with Nanosha Investments dated as of September 15, 2021 (the “Registration Rights Agreement”) pursuant to which the Company agreed to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), to register the shares of Common Stock issuable upon conversion of the Note, exercise of the Series A Warrant and, if permitted by the rules and regulations of the SEC, the Series B Warrant, within 90 days of the date the Company completes a financing of $10 million or more, or earlier at the Company’s discretion, and to use its best efforts to have such registration statement declared effective by the SEC as soon as practicable after filing such registration statement. In addition, in the event the Company completes any underwritten registered public offering of the Common Stock, Nanosha Investments will have unlimited “piggyback” rights, subject to underwriter cutbacks, with respect to those shares of Common Stock underlying the Note, the Series A Warrant and the Series B Warrant that are not then freely transferable pursuant to an effective registration statement under the Securities Act or may not be resold without restriction pursuant to Rule 144 promulgated under the Securities Act.

The information provided under this Item 5.02 with respect to the Note, the Series A Warrant and the Registration Rights Agreement is a summary of certain portions of those documents and does not purport to be a complete description of, and is subject to and qualified in its entirety by, (i) the information provided under the heading “September 2021 Financing Transaction” in Item 1.01 of the Company’s Current Report on Form 8-K filed on September 21, 2021 and (ii) the text of the Note, the Series A Warrant and the Registration Rights Agreement, copies of which are attached as Exhibits 4.1, 4.2 and 10.3, respectively, to the Company’s Current Report on Form 8-K filed on September 21, 2021 and are incorporated by reference herein.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALETHOS, INC.

Date: October 8, 2021	By:	/s/ Michael Campbell
Michael Campbell
Chief Executive Officer

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